Supplemental Information 2021

Introduction Executive Summary 3 Company Profile & Investor Contacts 4 Capitalization Analysis & Research Coverage 5 2021 Guidance 6 Financial Information Consolidated Balance Sheet - GAAP 7 Elements of Pro-Rata Balance Sheet - CXP's Interest in Unconsolidated Joint Ventures 8 Consolidated Statements of Operations - GAAP 9 Elements of Pro-Rata Statement of Operations - CXP's Interest in Unconsolidated Joint Ventures 10 11 Net Operating Income 12 - 13 Management Fee Income 14 Capital Expenditure Summary 15 Debt Overview 16 Debt Covenant Compliance 17 Debt Maturities 18 Summary of Unconsolidated Joint Ventures 19 Operational & Portfolio Information Property Overview - Gross Real Estate Assets, Net Operating Income & Annualized Lease Revenue 20 Property Overview - Square Feet & Occupancy 21 Occupancy Summary 22 Leasing Summary 23 Lease Expiration Schedule 24 Lease Expiration by Market 25 Top 20 Tenants & Tenant Industry Profile 26 Transaction Activity (1/1/19 - 7/29/21) 27 - 28 Development Projects 29 Additional Information 30 Reconciliation of Cash Flows From Operations to Adjusted Funds From Operations (AFFO) 30 31 31 32 - 33 34 - 35 Definitions 36 Forward Looking Statements: Supplemental Information - Q2 2021 2 This supplemental package contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, future plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our business and financial strategy; our guidance and underlying assumptions; our undertaking of a comprehensive strategic alternatives review process; expectations on timing of completion of announced acquisitions; expectations on occupancy rates and additional growth in same store net operating income; the impact of the COVID-19 pandemic on our results of operations; our ability to obtain future financing; future acquisitions and dispositions of operating assets; future repurchases of common stock; and market and industry trends. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this supplemental package is published, and which are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, without limitation: risks affecting the real estate industry and the office sector, in particular (such as the inability to enter into new leases, dependence on tenants' financial condition, and competition from other owners of real estate); risks relating to lease terminations, lease defaults, or changes in the financial condition of our tenants, particularly by a significant tenant; risks relating to our ability to maintain and increase property occupancy rates and rental rates; adverse economic or real estate market developments in our target markets; the risks of pandemics or other public health emergencies, including the continued spread and impact of, and the governmental and third -party response to, the COVID-19 pandemic; the impact of social distancing, shelter-in- place, border closings, travel restrictions, remote work trends and similar governmental and private measures taken to combat the spread of COVID-19; future developments involving our ongoing strategic alternatives review process, as well as costs, expenses and disruption associated with such strategic alternatives review process; risks relating to the use of debt to fund acquisitions; availability and terms of financing; the ability to refinance indebtedness as it comes due; sensitivity of our operations and financing arrangements to fluctuations in interest rates; reductions in asset valuations and related impairment charges; risks relating to construction, development, and redevelopment activities; risks associated with joint ventures, including disagreements with, or misconduct by, joint venture partners; risks relating to repositioning our portfolio; risks relating to reduced demand for, or over supply of, office space in our markets, including increased sublease availabilities; risks relating to acquisition and disposition activities; the ability to successfully integrate our operations and employees in connection with the acquisition of Normandy Real Estate Management, LLC (“Normandy”); the ability to realize anticipated benefits and synergies of the acquisition of Normandy; risks associated with our ability to continue to qualify as a real estate investment trust (“REIT”); risks associated with possible cybersecurity attacks against us or any of our tenants; potential liability for uninsured losses and environmental contamination; potential adverse impact of market interest rates on the market price for our securities; and risks associated with our dependence on key personnel whose continued service is not guaranteed. We do not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional risks and uncertainties that may cause actual results to differ from expectation, see our Annual Report on Form 10-K for the year ended December 31, 2020, and subsequently filed periodic reports. On the Cover: 149 Madison Avenue, New York (rendering). Columbia Property Trust, Inc. Table of Contents Normalized Funds From Operations (NFFO) & Adjusted Funds From Operations (AFFO) Reconciliation of Net Income to Normalized Funds From Operations (NFFO) Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly-owned properties Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly-owned properties Reconciliation of Net Operating Income (based on GAAP rents) to Net Operating Income (based on cash rents) Reconciliation of Funds From Operations (FFO) to Adjusted Funds From Operations (AFFO)

Columbia Property Trust, Inc. Q2 2021 Executive Summary Supplemental Information – Q2 2021 3 Financial Highlights & Guidance: • For the second quarter of 2021, net loss was $5.9 million, or $0.05 per diluted share (page 9), Normalized FFO (NFFO)(1) was $37.1 million, or $0.31 per diluted share/unit (page 11), cash flows from operations were $23.1 million (page 30), and Adjusted FFO (AFFO)(1) was $27.1 million (page 11). • We have updated our full year NFFO guidance to a range of $1.23 to $1.27 and affirmed other key metrics (page 6). Transactional and Operational Highlights: • On July 23, 2021, the acquisition loan at our Terminal Warehouse Joint Venture was replaced with a construction loan with a total capacity of $1,248.7 million, which matures on July 23, 2025, with two one-year extension options. Columbia and certain joint venture partners entered into a completion guaranty in connection with the construction loan. • As of June 30, 2021, our portfolio is 93.5% leased and 92.9% occupied (page 21). We leased 75,000 square feet during the quarter with positive GAAP and cash rent releasing spreads of 15.9% and 1.3%, respectively (page 23). This includes 27,600 square feet of leasing at 116 Huntington in Boston and 19,400 square feet of leasing at 80 M Street in Washington, D.C. • We have collected 98.0% (98.8% office tenants) of our second quarter rents and executed deferral agreements on another 0.2%. Capital Structure: • On April 8, 2021, we announced that our Board had commenced a thorough review of the Company's business, strategies, and positioning, including undertaking a comprehensive strategic alternatives review process that has included outreach to, and identification of, potential transaction counterparties. This review remains ongoing, and there is no assurance that this process will result in any transaction or other action. During the second quarter, we incurred $6.5 million in strategic review costs related to this process. • As of June 30, 2021, we had access to $508.0 million of borrowing capacity under our Revolving Credit Facility (page 16), and cash on hand of $57.7 million (pages 7 and 8), with a net debt(2) to real estate asset ratio of 32.5% (page 16), and no mortgage debt on any of our consolidated properties. • We paid the second quarter dividend of $0.21 per share ($0.84 annualized) (page 5). (1) For definitions and reconciliations of these non-GAAP financial metrics to the most directly comparable financial measures calculated and presented in accordance with GAAP, see pages 30 - 36. (2) Net debt is calculated by reducing our debt balance for cash on hand.

Columbia Property Trust, Inc.

Company Profile & Investor Contacts

Company Overview

Columbia Property Trust (NYSE: CXP) creates value through owning, operating and developing Class-A office buildings in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased portfolio of 15 operating properties that contain 6.2 million rentable square feet, as well as four properties under development or redevelopment, and also has approximately 8.0 million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody's and S&P Global Ratings. For more information, please visit www.columbia.reit.

When evaluating the Company's performance and capital resources, management considers the financial impact of investments held directly and through subsidiaries. This report includes financial and operating information of our wholly-owned investments, and of our proportional interests in investments owned through consolidated and unconsolidated subsidiaries as appropriate. We calculate Funds From Operations ("FFO") based on amounts attributable to our common stockholders, which includes earnings from investments owned directly, and our proportional share of earnings from investments owned through consolidated and unconsolidated subsidiaries. We recognize that proportional financial data may not depict all of the legal and economic implications of our interests in partially owned subsidiaries.

Executive and Senior Management

E. Nelson Mills
Chief Executive Officer,
President and Director

James A. Fleming
Executive Vice President
Chief Financial Officer

Jeffrey K. Gronning
Executive Vice President
Chief Investment Officer

Kevin A. Hoover
Executive Vice President
Portfolio Management

Amy C. Tabb
Executive Vice President
Business Development
& Innovation

Paul H. Teti
Executive Vice President
National Real Estate
Operations

David T. Cheikin
Senior Vice President
New York

Melissa A. Donohoe
Senior Vice President
Private Investor Relations

David S. Dowdney
Senior Vice President
West Coast

Travis W. Feehan
Senior Vice President
Transactions

Wendy W. Gill
Senior Vice President
Chief Accounting Officer

Cheney B. Hickey
Senior Vice President
Financial Reporting

Patrick J. Keeley
Senior Vice President
Washington, D.C.

Eric S. Rubin
Senior Vice President
CREM & Northeast
Real Estate

Michael T. Schmidt
Senior Vice President
West Coast

Stephen K. Smith
Senior Vice President
Property Management

Stephen P. Trapp
Senior Vice President
Construction

Rachel E. Williams
Senior Vice President
Marketing & Communications

Elka L. Wilson
Senior Vice President
Corporate Operations

Board of Directors

Carmen M. Bowser
Independent Director

John L. Dixon
Independent Director

David B. Henry
Independent Director

Murray J. McCabe
Independent Director

E. Nelson Mills
Chief Executive Officer
President

Constance B. Moore
Independent Director
Chair

Michael S. Robb
Independent Director

Thomas G. Wattles
Independent Director

Francis ("Finn") X. Wentworth
Non-Executive Director

Investor Relations

James A. Fleming
Executive Vice President & Chief Financial Officer
T 404-465-2126
E Jim.Fleming@columbia.reit

Shareholder Services

T 855-347-0042 (toll free)
F 816-701-7629
E shareholders@columbia.reit

Corporate Counsel

King & Spalding LLP
1180 Peachtree Street
Atlanta, GA 30309
T 404-572-4600
www.kslaw.com

Supplemental Information - Q2 2021 4

Columbia Property Trust, Inc.

Capitalization Analysis & Research Coverage

Unaudited ($ & shares in thousands except for per-share data and percentages)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Common Stock Data					
Weighted-Average Shares Outstanding - Basic	114,143	114,115	113,926	113,925	113,903
Weighted-Average Shares/Units Outstanding - Diluted (1)	117,901	117,851	117,213	117,189	117,167
High Closing Price	$19.10	$17.78	$14.87	$13.42	$15.92
Low Closing Price	$17.10	$13.49	$10.43	$10.54	$10.97
Average Closing Price	$18.01	$14.78	$12.70	$11.93	$13.17
Closing Price (as of period end)	$17.39	$17.10	$14.11	$10.91	$13.14
Dividends / Share (annualized)	$0.84	$0.84	$0.84	$0.84	$0.84
Dividend Yield (annualized) (2)	4.8%	4.9%	6.0%	7.7%	6.4%
Shares/Units Outstanding (2)	118,148	118,114	117,717	117,729	117,728
Market Value of Shares/Units (2)	$2,054,594	$2,019,749	$1,660,987	$1,284,423	$1,546,946
Total Market Capitalization (2) (3)	$3,643,129	$3,587,454	$3,212,213	$3,224,217	$3,483,593
Common Stock Repurchases					
Shares Purchased	-	-	-	-	-
Weighted-Average Price Per Share	-	-	-	-	-
Total Value of Shares Purchased	-	-	-	-	-

Equity Research Coverage

BMO Capital Markets Inc.
John P. Kim
212-885-4115

Evercore ISI
Sheila McGrath
212-497-0882

Morgan Stanley
Vikram Malhotra
212-761-7064

SunTrust Robinson Humphrey
Michael R. Lewis
212-319-5659

Wolfe Research
Andrew Rosivach
646-582-9250

Debt Research Coverage

J.P. Morgan Securities
Mark Streeter
212-834-5086

Wells Fargo
Thierry Perrein
704-410-3262

Rating Agencies

Moody's Investor Services
Lori Marks
212-553-1098

S&P Global Ratings
Fernanda Hernandez
212-438-1347

(1) Amounts include OP units of 3.244 million, 3.244 million, 3.264 million, 3.264 million, and 3.264 million, respectively.
(2) Based on closing price and ending shares/units for the last trading day of quarter.
(3) Market value of shares/units plus gross debt as of quarter end.

Supplemental Information - Q2 2021 5

Columbia Property Trust, Inc.
2021 Guidance

Unaudited

	Twelve Months Ending 12/31/2021	
Per share	**Low**	**High**
Net income	($0.08)	($0.04)
Real estate depreciation & amortization	1.18	1.18
Funds From Operations	**$1.10**	**$1.14**
Non-cash compensation expense - OP units (1)	0.05	0.05
Strategic review costs	0.08	0.08
Normalized Funds From Operations	**$1.23**	**$1.27**

2021 Portfolio Assumptions

• Same Store NOI - Cash	-3% to -5%	
• Leased percentage at year end:	90% - 95%	
• G&A expense - corporate (2)	$33M - $35M	
• Weighted-average fully-diluted shares outstanding (3):	118M	

Investor Conference Call and Webcast:

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, July 29, 2021, at 5:00 p.m. ET to discuss financial results and business highlights. The number to call for this interactive teleconference is (825) 312-2053 and entering the conference ID, 9287552. A webcast of the call will also be available at the company's website, www.columbia.reit.

NOTE: These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections, including assumed continuing impacts on our business from the COVID-19 pandemic. This annual guidance includes the continued repositioning of the portfolio based on the above assumptions. Actual results could differ from these estimates. In particular, the extent to which the COVID-19 pandemic ultimately impacts the Company's business is uncertain and depends on numerous evolving factors which are difficult to predict, including the duration and scope of the pandemic and of actions taken in response to it and the availability and effectiveness of vaccines or other treatments. Actual results could be materially impacted by the COVID-19 pandemic in ways that the Company's management could not foresee or predict at this time. Individual quarters may also fluctuate on both a cash basis and a GAAP basis due to the timing of dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release. See "Forward Looking Statements" on page 2 for more information on risks and uncertainties that the Company faces.

(1) Related primarily to Normandy acquisition that was completed on January 24, 2020.

(2) Excludes strategic review costs.

(3) Fully-diluted WASO includes 3.244 million of time-based preferred OP units.

Supplemental Information - Q2 2021 6

Columbia Property Trust, Inc.

Consolidated Balance Sheet - GAAP

Unaudited (in thousands)

	As of Period End				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Assets:					
Real estate assets, at cost:					
Land (1)	$ 809,843	$ 809,843	$ 809,843	$ 809,843	$ 870,352
Buildings and improvements (1)	1,841,566	1,843,239	1,841,447	1,826,234	2,015,194
Buildings and improvements, accumulated depreciation	(330,336)	(318,017)	(303,764)	(288,522)	(315,457)
Intangible lease asset	100,899	101,633	104,022	107,882	112,755
Intangible lease asset, accumulated amortization	(59,657)	(57,970)	(57,947)	(58,005)	(58,853)
Construction in progress (2)	129,987	99,729	83,943	79,628	70,019
Real estate assets held for sale	-	-	-	254,549	-
Real estate assets held for sale, accumulated depreciation	-	-	-	(46,071)	-
Total real estate assets	**$ 2,492,302**	**$ 2,478,457**	**$ 2,477,544**	**$ 2,685,538**	**$ 2,694,010**
Operating lease assets	38,381	38,737	39,165	39,529	29,897
Investment in unconsolidated joint ventures (page 8)	1,288,744	1,295,419	1,295,800	1,084,987	1,088,126
Cash and cash equivalents	21,424	27,093	61,882	272,790	277,677
Tenant receivables, net of allowance for doubtful accounts	2,521	3,320	2,540	2,403	4,230
Straight line rent receivable	75,819	75,744	74,051	78,374	83,239
Prepaid expenses and other assets	43,901	39,718	42,285	33,105	39,243
Intangible lease origination costs	55,385	55,814	56,612	57,714	58,585
Intangible lease origination costs, accumulated amortization	(36,549)	(35,662)	(35,161)	(34,376)	(33,679)
Deferred lease costs	85,387	90,489	90,469	89,300	99,391
Deferred lease costs, accumulated amortization	(20,872)	(19,737)	(18,669)	(17,701)	(18,836)
Other assets held for sale	-	-	-	18,544	-
Other assets held for sale, accumulated amortization	-	-	-	(2,957)	-
Goodwill	-	-	-	63,806	63,806
Total assets	**$ 4,046,443**	**$ 4,049,392**	**$ 4,086,518**	**$ 4,371,056**	**$ 4,385,689**
Liabilities:					
Line of credit and notes payable	$ 592,000	$ 574,000	$ 560,000	$ 951,000	$ 951,000
Bonds payable	700,000	700,000	700,000	700,000	700,000
Discount and fees on notes and bonds payable	(4,665)	(5,015)	(5,367)	(5,713)	(6,065)
Operating lease liabilities	1,499	1,801	2,185	2,487	2,783
Accounts payable, accrued expenses, and accrued capital expenditures	88,241	82,333	91,493	92,149	93,122
Distributions payable	-	-	24,038	-	-
Deferred income	15,515	16,315	16,155	14,075	17,658
Intangible lease liabilities	21,281	21,281	23,287	27,733	32,266
Intangible lease liabilities, accumulated amortization	(8,316)	(7,582)	(8,867)	(11,038)	(13,577)
Liabilities held for sale	-	-	-	4,790	-
Liabilities held for sale, accumulated amortization	-	-	-	(718)	-
Total liabilities	**$ 1,405,555**	**$ 1,383,133**	**$ 1,402,924**	**$ 1,774,765**	**$ 1,777,187**
Equity:					
Common stock	$ 1,149	$ 1,149	$ 1,145	$ 1,145	$ 1,145
Additional paid in capital	4,379,575	4,377,157	4,376,116	4,373,425	4,371,233
Cumulative distributions in excess of earnings	(1,803,464)	(1,773,457)	(1,749,811)	(1,824,741)	(1,806,071)
Other comprehensive loss	(12,302)	(13,704)	(18,201)	(20,341)	(21,985)
Total Columbia Property Trust, Inc. stockholders' equity	**$ 2,564,958**	**$ 2,591,145**	**$ 2,609,249**	**$ 2,529,488**	**$ 2,544,322**
Noncontrolling interest in Columbia Operating Partnership	71,210	70,307	69,414	61,761	59,020
Noncontrolling interest in consolidated joint venture	4,720	4,807	4,931	5,042	5,160
Total equity	**$ 2,640,888**	**$ 2,666,259**	**$ 2,683,594**	**$ 2,596,291**	**$ 2,608,502**
Total liabilities and equity	**$ 4,046,443**	**$ 4,049,392**	**$ 4,086,518**	**$ 4,371,056**	**$ 4,385,689**

(1) As of June 30, 2021, the following amounts relate to the redevelopment of 149 Madison and 101 Franklin, respectively: $59.1 million and $57.1 million in land; $29.0 million and $149.4 million in buildings and improvements.

(2) As of June 30, 2021, the following amounts relate to the redevelopment of 149 Madison, 101 Franklin and 80 M Street, respectively: $37.6 million, $18.5 million, and $38.2 million in construction in progress.

Supplemental Information - Q2 2021 7

Columbia Property Trust, Inc.

Elements of Pro-Rata Balance Sheet - CXP's Interest in Unconsolidated Joint Ventures (1)

Unaudited (in thousands)

	As of Period End				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Assets:					
Real estate assets, at cost:					
Land (2)	$ 344,389	$ 344,389	$ 344,389	$ 311,109	$ 311,109
Buildings and improvements (2)	931,365	930,522	928,260	847,198	846,481
Buildings and improvements, accumulated depreciation	(125,030)	(117,376)	(109,620)	(101,972)	(95,620)
Intangible lease asset	42,628	42,628	42,726	42,717	43,402
Intangible lease asset, accumulated amortization	(20,943)	(19,722)	(18,584)	(17,368)	(16,607)
Construction in progress (2)	80,677	73,380	67,615	57,769	50,937
Total real estate assets	**$ 1,253,086**	**$ 1,253,821**	**$ 1,254,786**	**$ 1,139,453**	**$ 1,139,702**
Operating lease assets	54,994	55,766	56,538	57,340	58,142
Cash and cash equivalents	36,242	35,695	32,178	29,523	27,158
Tenant receivables, net of allowance for doubtful accounts	667	727	1,266	806	1,820
Straight line rent receivable	28,860	29,432	29,867	24,000	23,337
Prepaid expenses and other assets	5,720	5,595	5,021	5,962	7,764
Intangible lease origination costs	30,357	30,357	30,388	30,485	30,699
Intangible lease origination costs, accumulated amortization	(14,805)	(13,975)	(13,168)	(12,331)	(11,630)
Deferred lease costs	28,178	28,162	27,996	25,042	25,113
Deferred lease costs, accumulated amortization	(11,208)	(10,496)	(9,767)	(9,002)	(8,473)
Total assets	**$ 1,412,091**	**$ 1,415,084**	**$ 1,415,105**	**$ 1,291,278**	**$ 1,293,632**
Liabilities:					
Line of credit and notes payable	$ 296,535	$ 293,705	$ 291,226	$ 288,794	$ 285,646
Fees on notes payable	(340)	(590)	(805)	(1,120)	(1,634)
Operating lease liabilities	170,261	169,633	169,006	168,408	167,810
Accounts payable, accrued expenses, and accrued capital expenditures	15,216	14,891	16,778	13,310	16,391
Deferred income	6,527	7,134	8,572	5,451	6,026
Intangible lease liabilities	35,788	35,788	35,845	36,545	38,156
Intangible lease liabilities, accumulated amortization	(19,214)	(18,191)	(17,193)	(15,961)	(15,901)
Total liabilities	**$ 504,773**	**$ 502,370**	**$ 503,429**	**$ 495,427**	**$ 496,494**
Total equity	**$ 907,318**	**$ 912,714**	**$ 911,676**	**$ 795,851**	**$ 797,138**
Basis differences, net of $13,631 of accumulated amortization (3)	380,857	382,133	383,535	288,098	290,562
Investment in unconsolidated Real Estate Services Joint Ventures	569	572	589	1,038	426
Investment in unconsolidated joint ventures (page 7)	**$ 1,288,744**	**$ 1,295,419**	**$ 1,295,800**	**$ 1,084,987**	**$ 1,088,126**

(1) Reflects CXP's ownership share of assets and liabilities for properties held in unconsolidated joint ventures (see page 19).
(2) As of June 30, 2020, the following amounts relate to the development of 799 Broadway and Terminal Warehouse, respectively: $72.6 million and $13.3 million in land, $0 million and $65.3 million in buildings and improvements, and $58.4 million and $18.2 million in construction in progress.
(3) Reflects differences between historical costs recorded at the joint venture level and CXP's investment in the joint ventures. Basis differences result from differences in the timing of acquisition of interests in the joint venture, and formation costs incurred by CXP, and are amortized to income (loss) from unconsolidated joint ventures over the life of the related asset or liability.

Supplemental Information - Q2 2021 8

Columbia Property Trust, Inc.

Consolidated Statements of Operations - GAAP

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Revenues:					
Lease revenues (1)	$ 53,434	$ 54,309	$ 52,730	$ 72,452	$ 68,924
Management fee revenues	9,988	10,079	10,127	9,632	10,447
Other property income	-	-	-	-	-
Total revenues	**$ 63,422**	**$ 64,388**	**$ 62,857**	**$ 82,084**	**$ 79,371**
Operating expenses:					
Property operating costs	19,823	20,828	21,541	22,021	21,220
Depreciation	15,472	16,531	15,367	17,378	17,379
Amortization	4,878	4,844	6,868	9,584	7,405
Impairment loss on goodwill (2)	-	-	63,806	-	-
General and administrative	7,732	7,945	6,405	8,325	7,964
Strategic review costs	6,454	2,356	-	-	-
Non-cash compensation expense - OP units	1,510	1,831	3,190	3,190	3,155
Management fee expense	8,338	9,269	7,522	7,785	9,231
Acquisition and restructuring costs	-	-	6,174	391	358
Total operating expenses	**$ 64,207**	**$ 63,604**	**$ 130,873**	**$ 68,674**	**$ 66,712**
Other income (expense):					
Interest expense	(7,421)	(7,536)	(8,363)	(9,483)	(9,522)
Interest and other income	(124)	(239)	(81)	(123)	(154)
Income tax expense	(447)	329	760	(383)	185
Income from unconsolidated joint ventures (p. 10)	2,807	7,107	2,098	2,002	1,890
Gain on sale of real estate assets	-	-	175,272	-	17
Total other income (expense)	**$ (5,185)**	**$ (339)**	**$ 169,686**	**$ (7,987)**	**$ (7,584)**
Net income (loss)	**$ (5,970)**	**$ 445**	**$ 101,670**	**$ 5,423**	**$ 5,075**
Less: Net income attributable to non-controlling interest in the Operating Partnership	(36)	(97)	(2,838)	(191)	(126)
Less: Net loss attributable to non-controlling interest in consolidated joint venture	129	129	136	135	136
Net income (loss) attributable to CXP stockholders	**$ (5,877)**	**$ 477**	**$ 98,968**	**$ 5,367**	**$ 5,085**
Weighted-average common shares outstanding - basic	114,143	114,115	113,926	113,925	113,903
Net income (loss) per share - basic	**$ (0.05)**	**$ 0.00**	**$ 0.87**	**$ 0.05**	**$ 0.04**
Weighted-average common shares outstanding - diluted (3)	117,901	117,851	117,213	113,925	113,903
Net income (loss) per share - diluted	**$ (0.05)**	**$ 0.00**	**$ 0.87**	**$ 0.05**	**$ 0.04**

(1) Lease revenues include base rent, tenant reimbursements, and lease termination income ($0.1 million - Q2 '21, $6.4 million - Q3 '20, $6.8 million - Q2 '20).

(2) Reflects the write-off of the goodwill recorded in connection with the Normandy acquisition in January due to the near-term effects of COVID-19.

(3) Beginning in Q4 '20, time-based preferred OP units are included in the calculation of fully diluted WASO (3.244 million - Q2 '21, 3.244 million - Q1 '21, 3.264 million - Q4 '20).

Supplemental Information - Q2 2021 9

Columbia Property Trust, Inc.

Elements of Pro-Rata Statement of Operations - CXP's Interest in Unconsolidated Joint Ventures (1)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Revenues:					
Lease revenues (2)	$ 32,315	$ 32,763	$ 33,384	$ 29,070	$ 29,412
Total revenues	**$ 32,315**	**$ 32,763**	**$ 33,384**	**$ 29,070**	**$ 29,412**
Operating expenses:					
Property operating costs	13,009	9,025	14,107	12,133	11,763
Asset management fee expense	609	614	625	509	507
Depreciation	10,148	10,153	10,283	8,680	9,188
Amortization	4,563	4,584	5,012	4,115	4,296
General and administrative	40	139	103	95	62
Total operating expenses	**$ 28,369**	**$ 24,515**	**$ 30,130**	**$ 25,532**	**$ 25,816**
Other income (expense):					
Interest expense	(1,709)	(1,709)	(1,705)	(2,334)	(2,224)
(Gain) loss on interest rate cap	-	-	-	(9)	(4)
Interest and other income	6	7	7	1	14
Total other income (expense)	**$ (1,703)**	**$ (1,702)**	**$ (1,698)**	**$ (2,342)**	**$ (2,214)**
Income before income tax expense	**$ 2,243**	**$ 6,546**	**$ 1,556**	**$ 1,196**	**$ 1,382**
Income tax benefit (expense)	(2)	(4)	(3)	(3)	(6)
Income from unconsolidated Real Estate Services Joint Ventures (3)	566	565	545	809	514
Income from unconsolidated joint ventures (p. 9)	**$ 2,807**	**$ 7,107**	**$ 2,098**	**$ 2,002**	**$ 1,890**

(1) Reflects CXP's ownership share of revenues, expenses and amortization of basis differences (see page 8, footnote 3) for properties held in unconsolidated joint ventures (see page 19).

(2) Lease revenues include base rent and tenant reimbursements.

(3) See Management Fee Income schedule on page 14.

Supplemental Information - Q2 2021 10

Columbia Property Trust, Inc.

Normalized Funds From Operations (NFFO) & Adjusted Funds From Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net Operating Income (based on GAAP rents)	**$ 52,917**	**$ 57,214**	**$ 50,462**	**$ 67,366**	**$ 65,356**
Management fee revenues	9,988	10,079	10,127	9,632	10,447
Income from unconsolidated Real Estate Services Joint Ventures (1)	566	565	545	809	514
General and administrative	(7,732)	(7,945)	(6,405)	(8,325)	(7,964)
Management fee expense	(8,338)	(9,269)	(7,522)	(7,785)	(9,231)
Interest expense (net)	(7,545)	(7,774)	(8,444)	(9,607)	(9,676)
Income tax expense	(447)	329	760	(383)	185
Adjustments included in income (loss) from unconsolidated joint ventures	(2,354)	(2,455)	(2,425)	(2,936)	(2,782)
Normalized FFO	**$ 37,055**	**$ 40,744**	**$ 37,098**	**$ 48,771**	**$ 46,849**
Normalized FFO per share/unit (Basic)	**$ 0.32**	**$ 0.35**	**$ 0.32**	**$ 0.42**	**$ 0.40**
Normalized FFO per share/unit (Diluted)	**$ 0.31**	**$ 0.35**	**$ 0.32**	**$ 0.42**	**$ 0.40**

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net Operating Income (based on cash rents)	**$ 52,221**	**$ 54,698**	**$ 50,244**	**$ 58,164**	**$ 59,582**
Management fee revenues	9,988	10,079	10,127	9,632	10,447
Income from unconsolidated Real Estate Services Joint Ventures (1)	566	565	545	809	514
General and administrative	(7,732)	(7,945)	(6,405)	(8,325)	(7,964)
Strategic review costs	(6,454)	(2,356)	-	-	-
Management fee expense	(8,338)	(9,269)	(7,522)	(7,785)	(9,231)
Non-cash operating lease expense in G&A	(40)	(50)	(33)	(30)	(30)
Non-cash compensation expense - stock (2)	2,437	2,314	2,282	2,197	2,081
Interest expense - cash (net)	(6,737)	(6,892)	(7,680)	(8,771)	(8,806)
Income tax expense	(447)	329	760	(383)	185
Market value adjustment to investment in Real Estate Funds	(165)	(239)	(121)	(192)	(227)
Adjustments included in income (loss) from unconsolidated joint ventures	(2,744)	(2,849)	(2,818)	(3,181)	(3,036)
Maintenance capital (3) (4)	(5,470)	(1,984)	(5,824)	(3,194)	(2,138)
AFFO	**$ 27,085**	**$ 36,401**	**$ 33,555**	**$ 38,941**	**$ 41,377**
Weighted-average common shares/units outstanding - Basic	117,388	117,359	117,190	117,189	117,167
Weighted-average common shares/units outstanding - Diluted	117,901	117,851	117,213	117,189	117,167

Note - For definitions and reconciliations of these non-GAAP financial metrics, see pages 30 - 36.

(1) Reflects CXP's pro rata share of Management Fee Revenues earned by unconsolidated Real Estate Services JVs, which are recorded in Equity in Earnings of Unconsolidated JVs.

(2) This item represents the noncash impact of compensation expense related to stock grants under our 2013 Long-Term Incentive Plan within general and administrative expense.

(3) See page 36 of this supplemental report for a description of Maintenance Capital and page 15 for a detail of all capital expenditures.

(4) Includes CXP's ownership share of capital expenditures for properties held in joint ventures.

Supplemental Information - Q2 2021 11

Columbia Property Trust, Inc.

Net Operating Income

Unaudited (in thousands)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net Operating Income (based on GAAP rents)					
Same Store (wholly-owned properties)					
Revenues:					
Lease Revenues (1)	$ 53,410	$ 54,309	$ 52,114	$ 58,218	$ 61,149
Other Property Income	-	-	-	-	-
Total Revenues	**$ 53,410**	**$ 54,309**	**$ 52,114**	**$ 58,218**	**$ 61,149**
Total Operating Expenses	**(19,838)**	**(20,794)**	**(21,328)**	**(19,559)**	**(18,620)**
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (2)	**$ 33,572**	**$ 33,515**	**$ 30,786**	**$ 38,659**	**$ 42,529**
Same Store Net Operating Income (based on GAAP rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (3)	**$ 19,338**	**$ 23,774**	**$ 18,761**	**$ 19,297**	**$ 20,013**
Same Store NOI (based on GAAP rents)	**$ 52,910**	**$ 57,289**	**$ 49,547**	**$ 57,956**	**$ 62,542**
Net Operating Income from:					
Acquisitions / Development (4), (5)	(34)	(76)	726	7,003	540
Dispositions (6)	41	1	189	2,407	2,274
Net Operating Income (based on GAAP rents)	**$ 52,917**	**$ 57,214**	**$ 50,462**	**$ 67,366**	**$ 65,356**
Net Operating Income (based on cash rents)					
Same Store (wholly-owned properties)					
Revenues:					
Lease Revenues (1)	$ 52,859	$ 52,105	$ 53,507	$ 52,065	$ 57,376
Other Property Income	-	-	-	-	-
Total Revenues	**$ 52,859**	**$ 52,105**	**$ 53,507**	**$ 52,065**	**$ 57,376**
Total Operating Expenses	**(19,743)**	**(20,699)**	**(21,233)**	**(19,454)**	**(18,498)**
Same Store Net Operating Income (based on cash rents) wholly-owned properties (2)	**$ 33,116**	**$ 31,406**	**$ 32,274**	**$ 32,611**	**$ 38,878**
Same Store Net Operating Income (based on cash rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (3)	**$ 19,148**	**$ 23,436**	**$ 18,022**	**$ 17,136**	**$ 18,468**
Same Store NOI (based on cash rents)	**$ 52,264**	**$ 54,842**	**$ 50,296**	**$ 49,747**	**$ 57,346**
Same Store NOI - % Change (same quarter prior year)	**-8.9%**				
Net Operating Income from:					
Acquisitions / Development (4), (5)	(84)	(145)	(234)	6,333	(74)
Dispositions (6)	41	1	182	2,084	2,310
Net Operating Income (based on cash rents)	**$ 52,221**	**$ 54,698**	**$ 50,244**	**$ 58,164**	**$ 59,582**

Note - For definitions and reconciliations of these non-GAAP financial metrics, see pages 30 - 36.

(1) Lease revenues include base rent and tenant reimbursements; and lease termination income.

(2) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

(3) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 19).

(4) No properties have been acquired since April 1, 2020.

(5) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(6) Reflects activity for the following property sold since April 1, 2020, for all periods presented: 221 Main Street (45% share).

Supplemental Information - Q2 2021 12

Columbia Property Trust, Inc.

Net Operating Income - Year to Date

Unaudited (in thousands)

	Six Months Ended			
		6/30/2021		6/30/2020
Net Operating Income (based on GAAP rents)				
Same Store (wholly-owned properties)				
Revenues:				
Lease Revenues (1)	$	107,719	$	118,636
Other Property Income		-		7
Total Revenues	**$**	**107,719**	**$**	**118,643**
Total Operating Expenses		**(40,632)**		**(37,771)**
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (2)	**$**	**67,087**	**$**	**80,872**
Same Store Net Operating Income (based on GAAP rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (3)	**$**	**43,112**	**$**	**40,620**
Same Store NOI (based on GAAP rents)	**$**	**110,199**	**$**	**121,492**
Net Operating Income from:				
Acquisitions / Development (4), (5)		(110)		591
Dispositions (6)		42		6,282
Net Operating Income (based on GAAP rents)	**$**	**110,131**	**$**	**128,365**
Net Operating Income (based on cash rents)				
Same Store (wholly-owned properties)				
Revenues:				
Lease Revenues (1)	$	104,964	$	110,159
Other Property Income		-		7
Total Revenues	**$**	**104,964**	**$**	**110,166**
Total Operating Expenses		**(40,442)**		**(37,530)**
Same Store Net Operating Income (based on cash rents) wholly-owned properties (2)	**$**	**64,522**	**$**	**72,636**
Same Store Net Operating Income (based on cash rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (3)	**$**	**42,584**	**$**	**37,020**
Same Store NOI (based on cash rents)	**$**	**107,106**	**$**	**109,656**
Same Store NOI - % Change (same period prior year)		**-2.3%**		
Net Operating Income from:				
Acquisitions / Development (4), (5)		(229)		(145)
Dispositions (6)		42		6,422
Net Operating Income (based on cash rents)	**$**	**106,919**	**$**	**115,933**

Note - For definitions and reconciliations of these non-GAAP financial metrics, see pages 30 - 36.

(1) Lease revenues include base rent and tenant reimbursements; and lease termination income.

(2) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

(3) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 19).

(4) No properties have been acquired since January 1, 2020.

(5) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(6) Reflects activity for the following properties sold since January 1, 2020, for all periods presented: 221 Main Street (45% share), Pasadena Corporate Park, and Cranberry Woods Drive.

Supplemental Information - Q2 2021 13

Columbia Property Trust, Inc.

Management Fee Income

Unaudited (in thousands)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Fee Revenue:					
Management fees (1)	$ 6,527	$ 6,063	$ 6,663	$ 6,074	$ 6,098
Management fees (shared management) (2)	566	565	545	809	514
Reimbursements (3)	3,461	4,016	3,464	3,558	4,349
Subtotal	**$ 10,554**	**$ 10,644**	**$ 10,672**	**$ 10,441**	**$ 10,961**
Fee Expenses:					
Management expenses	$ 4,877	$ 5,253	$ 4,058	$ 4,227	$ 4,882
Reimbursed salaries and admin costs	3,461	4,016	3,464	3,558	4,349
Subtotal	**$ 8,338**	**$ 9,269**	**$ 7,522**	**$ 7,785**	**$ 9,231**
Management Fee Income	**$ 2,216**	**$ 1,375**	**$ 3,150**	**$ 2,656**	**$ 1,730**

(1) Includes 100% of fees earned from CXP's unconsolidated joint ventures, of which the following amounts are paid by CXP's pro rata interest in those joint ventures: $1.5 million (Q2 '21), $1.5 million (Q1 '21), $1.5 million (Q4 '20), $1.0 million (Q3 '20), and $1.3 million (Q2 '20).

(2) Reflects CXP's pro rata share of net management fee income earned through its interest in unconsolidated Real Estate Services Joint Ventures.

(3) Reflects reimbursements of salaries and insurance costs from third-party properties and properties owned by unconsolidated joint ventures.

Supplemental Information - Q2 2021 14

Columbia Property Trust, Inc.

Capital Expenditure Summary (1)

Unaudited ($ in thousands)

Capital Expenditures	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Maintenance					
Building Capital	$ 463	$ 1,187	$ 3,410	$ 1,618	$ 1,004
Tenant Improvements	9,733	147	502	1,299	669
Leasing Commissions	777	535	848	171	332
Other Leasing Costs (2)	(5,503)	115	1,064	106	133
Total - Maintenance	**$ 5,470**	**$ 1,984**	**$ 5,824**	**$ 3,194**	**$ 2,138**
Investment					
Building Capital	$ 6,304	$ 3,765	$ 2,055	$ 5,990	$ 1,382
Tenant Improvements	208	621	5,465	(75)	(150)
Leasing Commissions	116	1	428	-	642
Other Leasing Costs (2)	-	-	-	-	335
Development Projects (see page 29)					
149 Madison Avenue (3)	4,212	2,763	2,782	(4,212) (4)	5,110
799 Broadway (5)	4,139	4,587	4,785	5,136	4,971
101 Franklin (6)	3,128	2,768	2,074	1,996	2,452
80 M Street (7)	8,596	9,992	5,767	6,301	2,356
Terminal Warehouse (8)	3,090	1,989	2,822	2,046	1,126
Total - Investment	**$ 29,793**	**$ 26,486**	**$ 26,178**	**$ 17,182**	**$ 18,224**
Maintenance & Investment					
Building Capital	$ 6,767	$ 4,952	$ 5,465	$ 7,608	$ 2,386
Tenant Improvements	9,941	768	5,967	1,224	519
Leasing Commissions	893	536	1,276	171	974
Other Leasing Costs (2)	(5,503)	115	1,064	106	468
Development Projects	23,165	22,099	18,230	11,267	16,015
Total - Maintenance & Investment	**$ 35,263**	**$ 28,470**	**$ 32,002**	**$ 20,376**	**$ 20,362**

(1) Includes CXP's ownership share of capital expenditures for properties held in joint ventures.

(2) Tenant allowances that cover soft costs are accrued as Other Leasing Costs at lease execution. If used to fund hard costs, they are reclassified to Tenant Improvements as incurred.

(3) Amounts include capitalized interest of $1.0 million, $0.9 million, $0.9 million, $0.8 million, and $0.8 million, respectively.

(4) Includes $6.5 million WeWork capital obligation relieved by lease termination.

(5) Amounts include capitalized interest of $1.2 million, $1.2 million, $1.2 million, $1.1 million and $1.1 million, respectively.

(6) Amounts include capitalized interest of $1.7 million, $1.7 million, $1.5 million, $1.4 million, and $1.4 million, respectively.

(7) Amounts include capitalized interest of $187,000, $111,000, $71,000, $45,000, and $34,000, respectively.

(8) Amounts include capitalized interest of $0.8 million, $0.8 million, $0.8 million, $0.3 million, and $0.4 million, respectively.

NOTE: See page 36 of this supplemental report for a description of Maintenance and Investment Capital.

Supplemental Information - Q2 2021 15

Columbia Property Trust, Inc.

Debt Overview

Unaudited ($ in thousands) (at 6/30/2021)

Debt Instrument - Secured	Maturity	Rate	Rate Type	Balance		% of Total Debt
Mortgage Debt - Unconsolidated JV						
Terminal Warehouse	May-21	LIBOR + 340 bps	Floating	$ 55,837	(1) (2)	3.5%
799 Broadway - Construction Loan	October-21	LIBOR + 425 bps	Floating	74,948	(3)	4.7%
Market Square	July-23	5.07%	Fixed	165,750	(4)	10.5%
Weighted Average / Secured - Mortgage Notes	**1.2 Years**	**5.23%**		**$ 296,535**		**18.7%**
Debt Instrument - Unsecured	**Maturity**	**Rate**	**Rate Type**	**Balance**		**% of Total Debt**
Bank Facilities						
$150 Million Term Loan	July-22	3.07%	Fixed (5)	$ 150,000		9.5%
$650 Million Revolving Credit Facility	January-23	LIBOR + 90 bps	Floating (6)	142,000		8.9%
$300 Million Term Loan	January-24	2.55%	Fixed (7)	300,000		18.9%
Weighted Average / Bank Facilities	**2.0 Years**	**2.31%**		**$ 592,000**		**37.3%**
Bonds						
$350 Million @ 4.150%	April-25	4.15%	Fixed	$ 350,000		22.0%
$350 Million @ 3.650%	August-26	3.65%	Fixed	350,000		22.0%
Weighted Average / Bonds	**4.4 Years**	**3.90%**		**$ 700,000**		**44.0%**
Weighted Average / Unsecured	**3.3 Years**	**3.17%**		**$ 1,292,000**		**81.3%**
Weighted Average / Total Debt	**2.9 Years**	**3.55% (8)**		**$ 1,588,535**		**100.0%**
Debt - consolidated				$ 1,292,000		
Debt - unconsolidated				296,535		
Total Debt				**$ 1,588,535**		

Fixed and Floating Rate Debt Analysis	Weighted Ave Maturity	Weighted Ave Rate - Qtr		Balance	% of Total Debt
Fixed Rate Debt	3.3 Years	3.64%		$ 1,315,750	82.8%
Floating Rate Debt	0.9 Years	3.12%		272,785	17.2%
Total	**2.9 Years**	**3.55% (8)**		**$ 1,588,535**	**100.0%**

Debt Ratios	
Net Debt (Average) to Adjusted EBITDA*re* - Q2 2021 (9)	8.1x
Net Debt to Gross Real Estate Assets - 6/30/21 (9)	32.5%

(1) Reflects 8.65% of the Terminal Warehouse Joint Venture loan balance. The interest-only loan has a total capacity of $650 million and carries two extension options for a total possible extension period of eight months, to January 24, 2022. The loan is subject to an interest rate agreement with a LIBOR floor of 2.28% and a cap of 3.50%.

(2) On July 23, 2021, the acquisition loan at Terminal Warehouse was replaced with a construction loan, with a total capacity of $1,248.7 million, bearing interest at LIBOR plus 6.26%. The construction loan matures on July 23, 2025, with two, one-year extension options. At closing, $681.0 million was outstanding on the construction loan. In connection with the execution of the construction loan, Columbia Property Trust, along with certain joint venture partners, entered into a $150.0 million completion guaranty.

(3) Reflects 49.7% of the 799 Broadway Joint Venture construction loan balance. The loan has a total capacity of $187 million, carries two, one-year extension options, and is subject to an interest rate agreement with a LIBOR floor of 1.00% and a cap of 4.00%.

(4) Reflects 51% of the mortgage balance of the Market Square Joint Venture.

(5) Columbia Property Trust is party to an interest rate swap agreement, which effectively fixes its interest rate on the $150 Million Term Loan at 3.07% per annum and terminates on July 29, 2022. The spread of 1.10% over the swapped rate is based on the company's credit rating. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as a market value adjustment to interest rate swap in the accompanying consolidated statement of other comprehensive income.

(6) The Revolving Credit Facility ($650MM) bears interest at a rate based on, at the option of Columbia Property Trust, LIBOR for seven days, one-, two-, three-, or six-month periods, plus an applicable margin ranging from 0.775% to 1.45% based on credit rating, or the alternate base rate which is the greater of (a) Prime Rate, (b) Fed Funds plus 1/2 of 1%, and (c) the Libor Rate for a one-month period plus 1%, plus an applicable margin ranging from 0.00% to 0.45% based on credit rating. This facility carries two six-month extension options.

(7) Effective August 13, 2019, Columbia Property Trust is party to an interest rate swap agreement, which effectively fixes its interest rate on the $300 Million Term Loan at 2.55% per annum and terminates on August 13, 2024. The spread of 1.00% over the swapped rate is based on the company's credit rating. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as a market value adjustment to interest rate swap in the accompanying consolidated statement of other comprehensive income.

(8) During second quarter of 2021, CXP's share of interest expense and capitalized interest were $9.1 million and $5.8 million, respectively.

(9) Net debt is calculated by reducing our debt balance for cash on hand.

Supplemental Information - Q2 2021 16

Unaudited (at 6/30/2021) Bond Covenant Compliance Metric Actual (6/30/21) Debt to Total Asset Value Ratio Max 60% 29.5% Interest Coverage Ratio Min 1.50x 2.84x Secured Debt to Total Asset Value Ratio Max 40% 0.0% Maintenance of Total Unencumbered Assets Min 150% 239.0% Term Loan / Revolving Credit Facility Covenant Compliance Metric Actual (6/30/21) Debt to Total Asset Value Ratio Max 60% 41.1% Fixed Charge Coverage Ratio Min 1.50x 3.54x Secured Debt to Total Asset Value Ratio Max 40% 7.6% Unsecured Debt to Unencumbered Asset Value Ratio Max 60% 48.0% Unencumbered Interest Coverage Ratio Min 1.75x 3.68x Supplemental Information - Q2 2021 17 Columbia Property Trust, Inc. Debt Covenant Compliance

Unaudited ($ in thousands) (at 6/30/2021) Secured Unsecured Unsecured % of Interest % of Gross Mortgage Debt Bank Facilities Bonds Total Debt Total Debt Rate (1) Real Estate Assets 130,785$ - - 130,785 8.2% 5.43% 2.8% - 150,000 - 150,000 9.5% 3.07% 3.2% 165,750 142,000 - 307,750 19.4% 3.18% 6.5% - 300,000 - 300,000 18.9% 2.55% 6.4% - - 350,000 350,000 22.0% 4.15% 7.4% - - 350,000 350,000 22.0% 3.65% 7.4% 296,535$ 592,000$ 700,000$ 1,588,535$ 100.0% 3.55% 33.7% 18.7% 37.3% 44.0% Supplemental Information - Q2 2021 18 2022 2023 (1) Weighted average. Includes effective rates on variable rate loans swapped to fixed. Columbia Property Trust, Inc. Debt Maturities Maturity 2025 2026 Total % of Total Debt 2021 2024 $131 $166 $150 $300 $142 $350 $350 $0 $100 $200 $300 $400 $500 2021 2022 2023 2024 2025 2026 Maturity Schedule ($M) Mortgage Debt - JV Term Loans Line of Credit Bonds 4.15% 3.07% 3.65% 3.18% 5.43% 2.55%

Columbia Property Trust, Inc.

Summary of Unconsolidated Joint Ventures

Unaudited ($ in thousands) (at 6/30/2021)

Property	CXP Ownership		Investment in Unconsolidated Joint Venture	
Market Square	51%	$	132,698	(1)
333 Market Street	55%		264,237	
University Circle	55%		274,442	
114 5th Avenue	49.5%		68,708	
1800 M Street	55%		225,066	
221 Main Street	55%		214,269	
799 Broadway	49.7% (2)		57,365	(3)
Terminal Warehouse	8.65% (2)		51,390	(4)
Real Estate Services Joint Ventures	Various		569	
Investment in Unconsolidated Joint Ventures (page 8)		**$**	**1,288,744**	**(5)**

(1) Market Square Joint Venture holds a $325 million mortgage note. CXP's ownership share is $165.8 million (see page 16).

(2) CXP owns the following additional interests in properties owned by unconsolidated joint ventures through its interest in Normandy Real Estate Fund IV, L.P.: 799 Broadway (0.64%) and Terminal Warehouse (0.06%).

(3) 799 Broadway Joint Venture holds a construction loan with a balance of $150.8 million. CXP's ownership share is $74.9 million (see page 16).

(4) Terminal Warehouse Joint Venture holds a $645.5 million mortgage note. CXP's ownership share is $55.8 million (see page 16).

(5) Includes basis differences (see footnote 3 page 8).

Supplemental Information - Q2 2021 19

Columbia Property Trust, Inc.

Property Overview - Gross Real Estate Assets, Net Operating Income & Annualized Lease Revenue

Unaudited ($ in thousands) (at 6/30/2021)

Property	Market	CXP Ownership Share	Secured Debt?	Gross Real Estate Assets (1)		Annualized Lease Revenue (ALR)		Net Operating Income - Q2 2021 (based on GAAP rents)		Net Operating Income - Q2 2021 (based on cash rents)	
229 West 43rd Street	New York, NY	100%		$ 514,866		$ 36,038		$ 5,877		$ 6,076	
315 Park Avenue South	New York, NY	100%		408,174		29,866		3,856		4,588	
249 West 17th Street	New York, NY	100%		348,926		26,680		5,695		5,078	
95 Columbus	Jersey City, NJ	100%		223,218		24,521		4,208		3,905	
218 West 18th Street	New York, NY	100%		182,430		14,097		2,672		2,261	
114 5th Avenue	New York, NY	49.5%		211,687	(2)	17,925	(2)	858	(2)	2,067	(2)
149 Madison Avenue	New York, NY	100%		125,673		-	(3)	-		-	
799 Broadway	New York, NY	49.7% (4)	Yes	136,102	(2)	-	(3)	-	(2)	-	(2)
101 Franklin (f/k/a 250 Church St)	New York, NY	92.5% (4)		225,069	(5)	-	(3)	-		-	
Terminal Warehouse	New York, NY	8.65% (4)	Yes	107,883	(2)	-	(3)	(34)	(2)	(84)	(2)
Subtotal - New York				2,484,028	53%	149,127		23,132		23,891	
650 California Street	San Francisco, CA	100%		340,919		38,680		5,363		5,529	
333 Market Street	San Francisco, CA	55%		276,499	(2)	14,877	(2) (6)	4,737	(2)	3,270	(2)
221 Main Street	San Francisco, CA	55%		213,163	(2)	18,825	(2)	3,142	(2)	2,982	(2)
University Circle	East Palo Alto, CA	55%		288,142	(2)	23,635	(2)	3,770	(2)	3,942	(2)
201 California Street	San Francisco, CA	100%		251,185		18,566		3,219		2,774	
Subtotal - San Francisco				1,369,908	29%	114,583		20,231		18,497	
Market Square	Washington, D.C.	51%	Yes	311,861	(2)	28,524	(2)	3,477	(2)	3,786	(2)
1800 M Street	Washington, D.C.	55%		242,779	(2)	20,977	(2)	3,354	(2)	3,101	(2)
80 M Street	Washington, D.C.	100%		145,365		12,016		1,254		1,314	
Subtotal - Washington, D.C.				700,005	15%	61,517		8,085		8,201	
116 Huntington Avenue	Boston, MA	100%		143,018	3%	15,834		1,924		2,087	
Corporate & Other				7,556		-		(455)	(7)	(455)	(7)
Total - All Properties				**$ 4,704,515**		**$ 341,061**		**$ 52,917**		**$ 52,221**	
Total - Consolidated Properties				**$ 2,916,399**		**$ 216,298**		**$ 33,613**		**$ 33,157**	
Total - CXP Share of Properties in Unconsolidated Joint Ventures				**$ 1,788,116**		**$ 124,763**		**$ 19,304**		**$ 19,064**	

(1) Gross Real Estate Assets includes (i) land, (ii) building and improvements, (iii) intangible lease assets, (iv) construction in progress, and (v) intangible lease origination costs, less (vi) intangible lease liabilities. Excludes right of use assets and lease liabilities

(2) Reflects CXP's ownership share in the property which is held in an unconsolidated joint venture, including any basis differences (page 8).

(3) Excluded as the property is currently under redevelopment / development.

(4) CXP owns the following additional interests in properties through its interest in Normandy Real Estate Fund IV, L.P.: 799 Broadway (0.64%), 101 Franklin Street (0.15%), and Terminal Warehouse (0.06%).

(5) Reflects 100% of the property, which is owned by a consolidated joint venture in which CXP owns a 92.5% interest.

(6) Reimbursements are excluded, as operating expenses, except for insurance expense, are paid directly by the tenant.

(7) Includes portfolio operating costs and, when applicable, net operating income for previously sold properties.

Supplemental Information - Q2 2021 20

Columbia Property Trust, Inc.

Property Overview - Square Feet & Occupancy

Unaudited (SF in thousands) (at 6/30/2021)

Property	Market	CXP Ownership Share	Rentable Square Feet	Leased Square Feet	Percent Leased	Commenced Occupancy	Average Economic Occupancy (1)
229 West 43rd Street	New York, NY	100%	482	422	87.6%	87.6%	87.6%
315 Park Avenue South	New York, NY	100%	332	323	97.3%	97.3%	97.3%
249 West 17th Street	New York, NY	100%	281	278	98.9%	98.9%	98.9%
95 Columbus	Jersey City, NJ	100%	630	613	97.3%	97.3%	98.4%
218 West 18th Street	New York, NY	100%	166	166	100.0%	100.0%	100.0%
114 5th Avenue	New York, NY	49.5%	174 (2)	174 (2)	100.0%	100.0%	100.0%
149 Madison Avenue	New York, NY	100%	- (3)	- (3)	- (3)	- (3)	- (3)
799 Broadway	New York, NY	49.7% (4)	- (3)	- (3)	- (3)	- (3)	- (3)
101 Franklin (f/k/a 250 Church St)	New York, NY	92.5% (4)	- (3)	- (3)	- (3)	- (3)	- (3)
Terminal Warehouse	New York, NY	8.65% (4)	- (3)	- (3)	- (3)	- (3)	- (3)
Subtotal - New York			2,065	1,976	95.7%	95.7%	96.0%
650 California Street	San Francisco, CA	100%	471	452	96.0%	92.1%	92.1%
333 Market Street	San Francisco, CA	55%	361 (2)	361 (2)	100.0%	100.0%	100.0%
221 Main Street	San Francisco, CA	55%	212 (2)	205 (2)	96.7%	96.7%	93.8%
University Circle	East Palo Alto, CA	55%	250 (2)	202 (2)	80.8%	80.8%	79.4%
201 California Street	San Francisco, CA	100%	259	212	81.9%	81.9%	81.9%
Subtotal - San Francisco			1,553	1,432	92.2%	91.0%	90.5%
Market Square	Washington, D.C.	51%	344 (2)	309 (2)	89.8%	89.0%	86.7%
1800 M Street	Washington, D.C.	55%	311 (2)	306 (2)	98.4%	97.4%	97.4%
80 M Street	Washington, D.C.	100%	241 (5)	205	85.1%	85.1%	85.1%
Subtotal - Washington, D.C.			896	820	91.5%	91.0%	90.0%
116 Huntington Avenue	Boston, MA	100%	272	248	91.2%	87.9%	88.6%
Total - All Properties			**4,786**	**4,476**	**93.5%**	**92.9%**	**92.7%**
Total - All Properties (at 100%)			**6,222 (6)**	**5,829 (6)**			

(1) Measured based on the total square feet of leases that have commenced and are billing rents to tenants, divided by total rentable square feet. Reflects monthly average for the quarter.

(2) Reflects CXP's ownership share in the property which is held in an unconsolidated joint venture.

(3) Excluded as the property is currently under redevelopment / development.

(4) CXP owns the following additional interests in properties through its interest in Normandy Real Estate Fund IV, L.P.: 799 Broadway (0.64%), 101 Franklin Street (0.15%), and Terminal Warehouse (0.06%).

(5) Temporarily reduced building rentable square footage for the 7th floor which was removed from service during the first quarter 2020 upon commencement of the vertical expansion project.

(6) Includes 100% of properties held in joint ventures.

Supplemental Information - Q2 2021 21

Unaudited (SF in thousands) (at 6/30/2021) Rentable Leased Percent Square Footage (1) Square Footage (1) Leased As of March 31, 2021 4,784 4,495 94.0% Leasing Activity New Leases (2) - 17 Lease Expirations/Early Terminations - (36) Square Footage Adjustments 2 - Net Absorption 2 (19) As of June 30, 2021 4,786 4,476 93.5% Supplemental Information - Q2 2021 22 Columbia Property Trust, Inc. Occupancy Summary (1) (1) Excludes 149 Madison, 799 Broadway, 101 Franklin, Terminal Warehouse, and 80 M Street (expansion space and 7th floor) which are currently under redevelopment / development. (2) New leasing activity for space that was either vacant at the beginning of the quarter or that became available due to expiration/termination of an existing lease. 97.2% 96.3% 95.6% 94.0% 93.5% 85% 90% 95% 100% 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21 Percent Leased

Columbia Property Trust, Inc.

Leasing Summary

Unaudited (weighted average unless otherwise noted)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Renewal Leases					
Number of Leases	8	6	3	3	3
Square Feet of Leasing (at 100%)	48,141	47,498	17,267	15,057	76,257
Square Feet of Leasing (at CXP's share) (1)	44,039	38,646	9,282	10,374	46,137
Lease Term (months)	87	44	71	63	69
Tenant Improvements per Square Foot	51.79	12.96	40.00	15.50	29.62
Leasing Commissions per Square Foot	16.09	16.80	30.81	24.83	20.10
Total per Square Foot	$ 67.88	$ 29.76	$ 70.81	$ 40.33	$ 49.72
Tenant Improvements per Square Foot per Year of Lease Term	7.13	3.55	6.74	2.97	5.14
Leasing Commissions per Square Foot per Year of Lease Term	2.21	4.60	5.19	4.76	3.49
Total per Square Foot per Year	$ 9.34	$ 8.15	$ 11.93	$ 7.73	$ 8.63
Cash Rent Releasing Spread (2)	**0.4%**	**0.7%**	**3.3%**	**0.8%**	**12.6%**
GAAP Rent Releasing Spread (2)	**16.6%**	**5.8%**	**18.7%**	**5.6%**	**28.5%**
New Leases (Space Vacant > 1 Year)					
Number of Leases	3	-	-	-	1
Square Feet of Leasing (at 100%)	11,360	-	-	-	5,150
Square Feet of Leasing (at CXP's share) (1)	5,988	-	-	-	2,833
Lease Term (months)	63	-	-	-	121
Tenant Improvements per Square Foot	19.93	-	-	-	90.00
Leasing Commissions per Square Foot	23.20	-	-	-	31.76
Total per Square Foot	$ 43.13	$ -	$ -	$ -	$ 121.76
Tenant Improvements per Square Foot per Year of Lease Term	3.79	-	-	-	8.93
Leasing Commissions per Square Foot per Year of Lease Term	4.41	-	-	-	3.15
Total per Square Foot per Year	$ 8.20	$ -	$ -	$ -	$ 12.08
New Leases (Space Vacant < 1 Year) (3)					
Number of Leases	4	2	2	-	1
Square Feet of Leasing (at 100%)	15,611	21,530	17,002	-	5,583
Square Feet of Leasing (at CXP's share) (1)	13,435	18,855	15,842	-	3,071
Lease Term (months)	58	65	76	-	121
Tenant Improvements per Square Foot	56.22	53.79	63	-	75.00
Leasing Commissions per Square Foot	15.47	20.57	46	-	36.86
Total per Square Foot	$ 71.69	$ 74.36	$ 108.40	$ -	$ 111.86
Tenant Improvements per Square Foot per Year of Lease Term	11.69	9.90	10	-	7.44
Leasing Commissions per Square Foot per Year of Lease Term	3.22	3.79	7	-	3.66
Total per Square Foot per Year	$ 14.91	$ 13.69	$ 17.05	$ -	$ 11.10
Cash Rent Releasing Spread (2)	**4.6%**	**21.2%**	**5.3%**	**-**	**5.6%**
GAAP Rent Releasing Spread (2)	**13.1%**	**24.1%**	**21.2%**	**-**	**26.0%**
Total Leases					
Number of Leases	15	8	5	3	5
Square Feet of Leasing (at 100%)	75,112	69,028	34,269	15,057	86,990
Square Feet of Leasing (at CXP's share) (1)	63,462	57,501	25,124	10,374	52,041
Lease Term (months)	79	57	75	63	76
Tenant Improvements per Square Foot	50.04	37.89	57.25	15.50	36.67
Leasing Commissions per Square Foot	16.55	19.10	42.04	24.83	22.10
Total per Square Foot	$ 66.59	$ 56.99	$ 99.29	$ 40.33	$ 58.77
Tenant Improvements per Square Foot per Year of Lease Term	7.78	5.63	8.72	2.97	5.48
Leasing Commissions per Square Foot per Year of Lease Term	2.63	4.33	6.44	4.76	3.48
Total per Square Foot per Year	$ 10.41	$ 9.96	$ 15.16	$ 7.73	$ 8.96
Cash Rent Releasing Spread (2)	**1.3%**	**13.2%**	**4.8%**	**0.8%**	**12.0%**
GAAP Rent Releasing Spread (2)	**15.9%**	**17.0%**	**20.6%**	**5.6%**	**28.3%**

(1) Reflects CXP's ownership share for properties held in joint ventures.

(2) Spread calculation is based on the change in net rent (base rent plus reimbursements less operating expenses) for square feet of leasing (at 100% ownership).

(3) Includes executed leases that have not yet commenced for space covered by an existing lease.

Supplemental Information - Q2 2021 23

Unaudited (SF & $ in thousands) (at 6/30/2021) Expiring Annualized Lease Revenue (ALR) % of ALR Expiring Expiring Rentable Square Footage % of Rentable Square Footage Expiring -$ 0.0% 310 6.5% 18,245 5.3% 309 6.5% 21,656 6.3% 292 6.1% 37,731 11.1% 431 9.0% 21,714 6.4% 228 4.8% 53,628 15.7% 642 13.4% 44,703 13.1% 757 15.8% 15,718 4.6% 185 3.9% 9,885 2.9% 124 2.6% 19,575 5.7% 248 5.2% 45,244 13.3% 500 10.4% 3,914 1.2% 47 1.0% 3,434 1.0% 42 0.9% 17,653 5.2% 237 4.9% 7,452 2.2% 72 1.5% 20,509 6.0% 362 7.5% 341,061$ 100.0% 4,786 100.0% Supplemental Information - Q2 2021 24 2033 2034 2035+ Total NOTE: Expirations that have been renewed are reflected above based on the renewal expiration date. 2032 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Vacant Columbia Property Trust, Inc. Lease Expiration Schedule Year 5.3% 6.3% 11.1% 6.4% 15.7% 13.1% 4.6% 2.9% 5.7% 13.3% 1.2% 1.0% 5.2% 2.2% 6.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035+ Lease Expiration Schedule % of ALR Expiring

Columbia Property Trust, Inc.

Lease Expiration by Market

Unaudited (SF & $ in thousands)

	New York (1)			San Francisco (1)			Washington, D.C. (1)		
Period	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF
Q3 2021	173	6,455	37.31	60	6,217	103.62	33	2,906	88.06
Q4 2021	-	-	-	9	1,013	112.56	16	848	53.00
Total - 2021	173	6,455	37.31	69	7,230	104.78	49	3,754	76.61
Q1 2022	-	-	-	7	593	84.71	20	1,740	87.00
Q2 2022	32	2,601	81.28	15	1,375	91.67	12	872	72.67
Q3 2022	50	4,180	83.60	20	2,027	101.35	7	512	73.14
Q4 2022	-	-	-	14	1,208	86.29	60	3,423	57.05
Total - 2022	82	6,781	82.70	56	5,203	92.91	99	6,547	66.13
2023	75	6,162	82.16	229	22,984	100.37	57	4,224	74.11
2024	35	4,055	115.86	153	14,690	96.01	32	2,478	77.44
2025	337	28,878	85.69	165	15,774	95.60	129	8,333	64.60
Thereafter	1,274	96,796	75.98	760	48,702	64.08	454	36,181	79.69
Total	**1,976**	**$ 149,127**	**$ 75.47**	**1,432**	**$ 114,583**	**$ 80.02**	**820**	**$ 61,517**	**$ 75.02**

	Boston			All Markets		
Period	Expiring SF	Current ALR (2)	Per SF	Expiring SF	Current ALR (2)	Per SF
Q3 2021	9	451	50.11	275	16,029	58.29
Q4 2021	9	355	39.44	34	2,216	65.18
Total - 2021	18	806	44.78	309	18,245	59.05
Q1 2022	-	-	-	27	2,333	86.41
Q2 2022	29	1,607	55.41	88	6,455	73.35
Q3 2022	21	1,221	58.14	98	7,940	81.02
Q4 2022	5	297	59.40	79	4,928	62.38
Total - 2022	55	3,125	56.82	292	21,656	74.16
2023	70	4,361	62.30	431	37,731	87.54
2024	8	491	61.38	228	21,714	95.24
2025	11	643	58.45	642	53,628	83.53
Thereafter	86	6,408	74.51	2,574	188,087	73.07
Total	**248**	**$ 15,834**	**$ 63.85**	**4,476**	**$ 341,061**	**$ 76.20**

(1) Reflects CXP's ownership share for properties held in joint ventures.

(2) Expiring ALR is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

Supplemental Information - Q2 2021 25

Columbia Property Trust, Inc.

Top 20 Tenants & Tenant Industry Profile

Unaudited (SF & $ in thousands) (at 6/30/2021)

Tenant	Credit Rating (1)	Number of Properties	Annualized Lease Revenue (ALR) (2)	% of ALR	Leased Square Footage	% of Leased Square Footage	Remaining Lease Term Years (3)
Twitter	BB+	2	$ 21,455	6.3%	230	5.1%	8.5
Pershing LLC	A	1	18,141	5.3%	471	10.5%	10.3
Yahoo! / Verizon Corporate Services	BBB+	1	16,651	4.9%	193	4.3%	4.0
Wells Fargo Bank N.A.	A+	3	16,122	4.7%	371	8.3%	5.1
Snap Inc.	Not Rated	1	13,328	3.9%	154	3.5%	11.5
Amazon	AA-	2	9,795	2.9%	88	2.0%	4.6
DocuSign, Inc.	Not Rated	1	7,953	2.3%	84	1.9%	3.1
DLA Piper US, LLP	Not Rated	1	7,908	2.3%	65	1.5%	2.0
Affirm, Inc.	Not Rated	1	7,534	2.2%	89	2.0%	4.8
WeWork Companies Inc.	CCC+	2	7,304	2.2%	129	2.9%	9.7
Room & Board	Not Rated	1	6,201	1.8%	60	1.3%	13.3
Quality Technology Services	BB-	1	5,610	1.7%	127	2.8%	5.3
Gemini Trust Company, LLC	Not Rated	1	4,860	1.4%	51	1.1%	7.9
Pitchbook	Not Rated	1	4,736	1.4%	51	1.1%	8.6
BDG Media, Inc.	Not Rated	1	4,552	1.3%	51	1.1%	7.3
ORC International	Not Rated	1	4,468	1.3%	57	1.3%	4.0
Oracle America, Inc.	A+	1	4,145	1.2%	51	1.1%	1.0
Edison Electric Institute	Not Rated	1	3,547	1.0%	40	0.9%	9.0
Mastercard International	A+	1	3,310	1.0%	38	0.9%	3.5
Equinox	Not Rated	1	3,300	1.0%	44	1.0%	15.8
Subtotal - Top 20			**$ 170,920**	**50.1%**	**2,444**	**54.6%**	**7.1**
All other			170,141	49.9%	2,032	45.4%	4.3
Total			**$ 341,061**	**100.0%**	**4,476**	**100.0%**	**5.7**

Tenant Industry Profile (2)



Other
22%
Business Services
30%
Health Services
2%
Printing & Publishing
2%
Holding & Other Investment Offices
3%
Real Estate
4%
Security and Commodity Brokers
4%
5%
Nondepository Institutions
8%
Engineering and Management Services
8%
Legal Services
12%
Depository Institutions

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Only the S&P Global Ratings credit rating has been provided.
(2) Includes CXP's ownership share of ALR for properties held in joint ventures.
(3) Weighted average based on CXP's share of Annualized Lease Revenue.

Supplemental Information - Q2 2021 26

Columbia Property Trust, Inc.

Transaction Activity (1/1/19 - 7/29/21) - Acquisitions

Unaudited ($ in thousands)

Acquisitions

Property Name	Location	Acquisition Date	Percent Ownership	Purchase Price	Rentable Square Footage	$ / SF	% Leased at Acquisition
201 California Street	San Francisco, CA	12/9/2019	100%	$ 238,900	252,183	$ 947	98.8%
Total - Acquisitions (excluding Joint Ventures)				**$ 238,900**	**252,183**		

Property Purchased for Development in Joint Venture	Location	Closing Date	% Purchased	Purchase Value @ 100%	Approximate Developable Square Footage	Expected Delivery Date
Terminal Warehouse	New York, NY	3/13/2020	8.65%	$ 1,088,500	1,230,000	Q2 2023
101 Franklin Street (f/k/a 250 Church Street)	New York, NY	12/2/2019	92.5%	205,500	235,000	TBD
Total - Joint Ventures (Development)				**$ 1,294,000**	**1,465,000**	

Supplemental Information - Q2 2021 27

Columbia Property Trust, Inc.

Transaction Activity (1/1/19 - 7/29/21) - Dispositions

Unaudited ($ in thousands)

Dispositions

Property Name	Location	Disposition Date	Percent Ownership	Gross Sale Price	Rentable Square Footage	$ / SF	% Leased at Disposition
Pasadena Corporate Park	Los Angeles, CA	3/31/2020	100%	$ 78,000	261,677	298	94.3%
Cranberry Woods Drive	Pittsburgh, PA	1/16/2020	100%	180,000	823,979	218	100.0%
Lindbergh Center	Atlanta, GA	9/26/2019	100%	187,000	1,105,000	169	98.8%
One & Three Glenlake	Atlanta, GA	4/15/2019	100%	227,500	710,832	320	100.0%
Total - Dispositions (excluding Joint Ventures)				**$ 672,500**	**2,901,488**		

Property Contributed to Joint Venture	Location	Closing Date	% Sold / Retained	Contributed Value @ 100%	Rentable Square Footage	$ / SF	% Leased at Closing Date
221 Main Street	San Francisco, CA	10/8/2020	45% / 55%	$ 400,000	383,882	1,042	97.4%
Total - Joint Ventures				**$ 400,000**	**383,882**		

Supplemental Information - Q2 2021

28

Columbia Property Trust, Inc.

Development Projects

Unaudited ($ in thousands)

Project / Location	CXP Ownership Share (1)	Approximate Square Feet	Project Start	Estimated Initial Occupancy	% Leased
149 Madison Avenue Redevelopment New York, NY	100%	121,000	Q4 2017	Q1 2022	0%
799 Broadway New York, NY	49.7%	182,000	Q4 2018	Q4 2021	0%
80 M Street Vertical Expansion Washington, D.C.	100%	105,000	Q2 2020	Q2 2022	57%
101 Franklin Street (f/k/a 250 Church St) Redevelopment New York, NY	92.5%	235,000	TBD	TBD	0%
Terminal Warehouse Redevelopment New York, NY	8.65%	1,230,000	Q2 2021	Q2 2023	0%

Project / Location	CXP Share								
	Balance at 6/30/21			Remainder to Complete (estimated)			Total Investment		
	Equity	Debt	Total	Equity	Debt	Total	Equity	Debt	Total
149 Madison Avenue Redevelopment New York, NY	$ 125,672	$ -	$ 125,672	$ 45,338	$ -	$ 45,338	$ 171,010	$ -	$ 171,010
799 Broadway New York, NY	$ 52,583	$ 74,948	$ 127,531	$ 6,020	$ 17,991	$ 24,011	$ 58,603	$ 92,939	$ 151,542
80 M Street Vertical Expansion Washington, D.C.	$ 41,524	$ -	$ 41,524	$ 54,276	$ -	$ 54,276	$ 95,800	$ -	$ 95,800
101 Franklin Street (f/k/a 250 Church St) Redevelopment New York, NY	$ 211,276	$ -	$ 211,276	TBD	TBD	TBD	TBD	TBD	TBD
Terminal Warehouse Redevelopment New York, NY	$ 51,590	$ 55,837	$ 107,427	$ 5,496	$ 49,150	$ 54,646	$ 57,086	$ 104,987	$ 162,073

(1) CXP owns the following additional interests in properties through its interest in Normandy Real Estate Fund IV, L.P.: 799 Broadway (0.64%), 101 Franklin Street (0.15%), and Terminal Warehouse (0.06%).

Supplemental Information - Q2 2021 29

Columbia Property Trust, Inc.

Reconciliation of Net Income to Normalized Funds From Operations (NFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net income (loss) attributable to CXP stockholders	$ (5,877)	$ 477	$ 98,968	$ 5,367	$ 5,085
Depreciation	15,472	16,531	15,367	17,378	17,379
Amortization	4,878	4,844	6,868	9,584	7,405
Adjustments included in income (loss) from unconsolidated joint ventures	14,711	14,737	15,295	12,795	13,484
Gain on sale of real estate assets	-	-	(175,272)	-	(17)
FFO	$ 29,184	$ 36,589	$ (38,774)	$ 45,124	$ 43,336
Adjustments included in income (loss) from unconsolidated joint ventures	-	-	-	9	4
Acquisition and restructuring costs	-	-	6,174	391	358
Strategic review costs	6,454	2,356	-	-	-
Non-cash compensation expense - OP units	1,510	1,831	3,190	3,190	3,155
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(129)	(129)	(136)	(134)	(130)
Impairment loss on goodwill	-	-	63,806	-	-
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	36	97	2,838	191	126
Normalized FFO	$ 37,055	$ 40,744	$ 37,098	$ 48,771	$ 46,849
Normalized FFO per share/unit (Basic)	$ 0.32	$ 0.35	$ 0.32	$ 0.42	$ 0.40
Normalized FFO per share/unit (Diluted)	$ 0.31	$ 0.35	$ 0.32	$ 0.42	$ 0.40
Weighted-average common shares/units outstanding - Basic	117,388	117,359	117,190	117,189	117,167
Weighted-average common shares/units outstanding - Diluted	117,901	117,851	117,213	117,189	117,167

Reconciliation of Cash Flows From Operations to Adjusted Funds From Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net Cash Provided by Operating Activities	$ 23,107	$ 19,241	$ 24,390	$ 35,655	$ 28,228
Adjustments included in income (loss) from unconsolidated joint ventures	16,887	21,043	15,309	12,127	12,923
Distributions from unconsolidated joint ventures	(8,651)	(7,750)	(7,363)	(5,044)	(7,042)
Net changes in operating assets and liabilities	1,378	6,090	3,925	(801)	9,276
Non-cash compensation expense in acquisition costs	-	-	(2,935)	(1)	(1)
Acquisition and restructuring costs	-	-	6,174	391	358
Market value adjustment to investment in Real Estate Funds	(166)	(239)	(121)	(192)	(227)
Maintenance capital (1) (2)	(5,470)	(1,984)	(5,824)	(3,194)	(2,138)
AFFO	$ 27,085	$ 36,401	$ 33,555	$ 38,941	$ 41,377
Weighted-average common shares/units outstanding - Basic	117,388	117,359	117,190	117,189	117,167
Weighted-average common shares/units outstanding - Diluted	117,901	117,851	117,213	117,189	117,167

(1) See page 36 of this supplemental report for a description of Maintenance Capital and page 15 for more details on capital expenditures.
(2) Reflects CXP's ownership share of capital expenditures for properties held in joint ventures.

Supplemental Information - Q2 2021 30

Columbia Property Trust, Inc.

Reconciliation of Net Operating Income (based on GAAP rents) to Net Operating Income (based on cash rents)

Unaudited (in thousands)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net Operating Income (based on GAAP rents)	$ 52,917	$ 57,214	$ 50,462	$ 67,366	$ 65,356
Straight-line rental income, net (wholly-owned)	(37)	(1,634)	3,543	(5,079)	(2,217)
Straight-line rental income, net (joint venture)	1,521	1,389	1,037	508	835
Above/below market lease amortization, net(wholly-owned)	(691)	(679)	(2,233)	(1,858)	(1,512)
Above/below market lease amortization, net (joint venture)	(2,041)	(2,072)	(3,001)	(3,221)	(3,286)
Lease incentive amortization (wholly-owned)	273	204	162	170	156
Lease incentive amortization (joint venture)	279	276	274	278	250
Net Operating Income (based on cash rents)	$ 52,221	$ 54,698	$ 50,244	$ 58,164	$ 59,582

Reconciliation of Funds From Operations (FFO) to Adjusted Funds From Operations (AFFO)

Unaudited (in thousands)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
FFO	$ 29,184	$ 36,589	$ (38,774)	$ 45,124	$ 43,336
Adjustments included in income (loss) from unconsolidated joint ventures	-	-	-	9	4
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(129)	(129)	(136)	(134)	(130)
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	36	97	2,838	191	126
Acquisition and restructuring costs	-	-	6,174	391	358
Strategic review costs	6,454	2,356	-	-	-
Impairment loss on goodwill	-	-	63,806	-	-
Non-cash compensation expense - OP units	1,510	1,831	3,190	3,190	3,155
Normalized FFO	$ 37,055	$ 40,744	$ 37,098	$ 48,771	$ 46,849
Above/below market lease amortization, net	(691)	(679)	(2,233)	(1,858)	(1,512)
Straight-line rental income, net	(37)	(1,634)	3,543	(5,079)	(2,217)
Lease incentive amortization	273	204	162	170	156
Strategic review costs	(6,454)	(2,356)	-	-	-
Non-cash compensation expense - stock	2,437	2,314	2,282	2,197	2,081
Non-cash interest expense	643	643	643	643	643
Non-cash operating lease expense - G&A	(40)	(50)	(32)	(30)	(30)
Other non-cash adjustments included in income (loss) from unconsolidated joint ventures	(631)	(801)	(2,084)	(2,679)	(2,455)
Total other non-cash adjustments	(4,500)	(2,359)	2,281	(6,636)	(3,334)
Maintenance capital (1) (2)	(5,470)	(1,984)	(5,824)	(3,194)	(2,138)
AFFO	$ 27,085	$ 36,401	$ 33,555	$ 38,941	$ 41,377
Weighted-average common shares/units outstanding - Basic	117,388	117,359	117,190	117,189	117,167
Weighted-average common shares/units outstanding - Diluted	117,901	117,851	117,213	117,189	117,167

(1) See page 36 of this supplemental report for a description of Maintenance Capital and page 15 for more details on capital expenditures.
(2) Reflects CXP's ownership share of capital expenditures for properties held in joint ventures.

Supplemental Information - Q2 2021 31

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly-owned properties

Unaudited (in thousands)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net income (loss) attributable to CXP stockholders	$ (5,877)	$ 477	$ 98,968	$ 5,367	$ 5,085
Interest expense (net)	7,380	7,535	8,323	9,415	9,449
Income tax expense	447	(329)	(760)	383	(185)
Depreciation	15,472	16,531	15,367	17,378	17,379
Amortization	4,878	4,844	6,868	9,584	7,405
Adjustments included in income (loss) from unconsolidated joint ventures	16,416	16,443	16,996	15,140	15,704
EBITDA	$ 38,716	$ 45,501	$ 145,762	$ 57,267	$ 54,837
Gain on sale of real estate assets	-	-	(175,272)	-	(17)
EBITDA*re*	$ 38,716	$ 45,501	$ (29,510)	$ 57,267	$ 54,820
Acquisition and restructuring costs	-	-	6,174	391	358
Strategic review costs	6,454	2,356	-	-	-
Non-cash compensation expense - OP units	1,510	1,831	3,190	3,190	3,155
Impairment loss on goodwill	-	-	63,806	-	-
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(129)	(129)	(136)	(134)	(130)
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	36	97	2,838	191	126
Adjusted EBITDA*re*	$ 46,587	$ 49,656	$ 46,362	$ 60,905	$ 58,329
Management fee revenues	(9,988)	(10,079)	(10,127)	(9,632)	(10,447)
Management fee revenues - unconsolidated (1)	(566)	(565)	(545)	(809)	(514)
General and administrative	7,732	7,945	6,405	8,325	7,964
Management fee expense	8,338	9,269	7,522	7,785	9,231
Straight line rental income (net)	(37)	(1,634)	3,543	(5,079)	(2,217)
Above/below market lease amortization, net	(691)	(679)	(2,233)	(1,858)	(1,512)
Lease incentive amortization	273	204	162	170	156
Market value adjustment to investment in Real Estate Funds	165	239	121	192	227
Adjustments included in income (loss) from unconsolidated joint ventures	408	342	(966)	(1,835)	(1,635)
Net Operating Income (based on cash rents)	$ 52,221	$ 54,698	$ 50,244	$ 58,164	$ 59,582
Same Store Net Operating Income (based on cash rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (2)	(19,148)	(23,436)	(18,022)	(17,136)	(18,468)
Less Net Operating Income from:					
Acquisitions / Development (3), (4)	84	145	234	(6,333)	74
Dispositions (5)	(41)	(1)	(182)	(2,084)	(2,310)
Same Store Net Operating Income (based on cash rents) wholly-owned properties (6)	$ 33,116	$ 31,406	$ 32,274	$ 32,611	$ 38,878

(1) Reflects CXP's pro rata share of Management Fee Revenues earned by unconsolidated Real Estate Services JVs, which are recorded in Equity in Earnings of Unconsolidated JVs.

(2) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 19).

(3) No properties have been acquired since April 1, 2020.

(4) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(5) Reflects activity for the following property sold since April 1, 2020, for all periods presented: 221 Main Street (45% share).

(6) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q2 2021 32

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on cash rents), and Same Store Net Operating Income (based on cash rents) - wholly-owned properties

Unaudited (in thousands)

	Six Months Ended			
		6/30/2021		6/30/2020
Net income (loss) attributable to CXP stockholders	$	(5,400)	$	11,375
Interest expense (net)		14,915		19,002
Income tax expense		118		(2,428)
Depreciation		32,003		35,709
Amortization		9,722		14,126
Adjustments included in income (loss) from unconsolidated joint ventures		32,859		30,365
EBITDA	$	84,217	$	108,149
Gain on sale of real estate assets		-		(13,361)
EBITDA*re*	$	84,217	$	94,788
Acquisition and restructuring costs		-		12,439
Strategic review costs		8,810		-
Non-cash compensation expense - OP units		3,341		5,513
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture		(258)		(258)
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership		133		197
Adjusted EBITDA*re*	$	96,243	$	112,679
Management fee revenues		(20,067)		(18,687)
Management fee revenues - unconsolidated (1)		(1,131)		(856)
General and administrative		15,677		17,388
Management fee expense		17,607		16,176
Straight line rental income (net)		(1,671)		(5,525)
Above/below market lease amortization, net		(1,370)		(3,065)
Lease incentive amortization		477		351
Market value adjustment to investment in Real Estate Funds		404		387
Adjustments included in income (loss) from unconsolidated joint ventures		750		(2,915)
Net Operating Income (based on cash rents)	$	106,919	$	115,933
Same Store Net Operating Income (based on cash rents)				
CXP Ownership of Properties in Unconsolidated Joint Ventures (2)		(42,584)		(37,020)
Less Net Operating Income from:				
Acquisitions / Development (3), (4)		229		145
Dispositions (5)		(42)		(6,422)
Same Store Net Operating Income (based on cash rents) wholly-owned properties (6)	$	64,522	$	72,636

(1) Reflects CXP's pro rata share of Management Fee Revenues earned by unconsolidated Real Estate Services JVs, which are recorded in Equity in Earnings of Unconsolidated JVs.

(2) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 19).

(3) No properties have been acquired since January 1, 2020.

(4) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(5) Reflects activity for the following properties sold since January 1, 2020, for all periods presented: 221 Main Street (45% share), Pasadena Corporate Park, and Cranberry Woods Drive.

(6) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q2 2021 33

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly-owned properties

Unaudited (in thousands)

	Three Months Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net income (loss) attributable to CXP stockholders	$ (5,877)	$ 477	$ 98,968	$ 5,367	$ 5,085
Interest expense (net)	7,380	7,535	8,323	9,415	9,449
Income tax expense	447	(329)	(760)	383	(185)
Depreciation	15,472	16,531	15,367	17,378	17,379
Amortization	4,878	4,844	6,868	9,584	7,405
Adjustments included in income (loss) from unconsolidated joint ventures	16,416	16,443	16,996	15,140	15,704
EBITDA	$ 38,716	$ 45,501	$ 145,762	$ 57,267	$ 54,837
Gain on sale of real estate assets	-	-	(175,272)	-	(17)
EBITDA*re*	$ 38,716	$ 45,501	$ (29,510)	$ 57,267	$ 54,820
Acquisition and restructuring costs	-	-	6,174	391	358
Strategic review costs	6,454	2,356	-	-	-
Non-cash compensation expense - OP units	1,510	1,831	3,190	3,190	3,155
Impairment loss on goodwill	-	-	63,806	-	-
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(129)	(129)	(136)	(134)	(130)
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	36	97	2,838	191	126
Adjusted EBITDA*re*	$ 46,587	$ 49,656	$ 46,362	$ 60,905	$ 58,329
Management fee revenues	(9,988)	(10,079)	(10,127)	(9,632)	(10,447)
Management fee revenues - unconsolidated (1)	(566)	(565)	(545)	(809)	(514)
General and administrative	7,732	7,945	6,405	8,325	7,964
Management fee expense	8,338	9,269	7,522	7,785	9,231
Market value adjustment to investment in Real Estate Funds	165	239	121	192	227
Adjustments included in income (loss) from unconsolidated joint ventures	649	749	724	600	566
Net Operating Income (based on GAAP rents)	$ 52,917	$ 57,214	$ 50,462	$ 67,366	$ 65,356
Same Store Net Operating Income (based on GAAP rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (2)	(19,338)	(23,774)	(18,761)	(19,297)	(20,013)
Less Net Operating Income from:					
Acquisitions / Development (3), (4)	34	76	(726)	(7,003)	(540)
Dispositions (5)	(41)	(1)	(189)	(2,407)	(2,274)
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (6)	$ 33,572	$ 33,515	$ 30,786	$ 38,659	$ 42,529

(1) Reflects CXP's pro rata share of Management Fee Revenues earned by unconsolidated Real Estate Services JVs, which are recorded in Equity in Earnings of Unconsolidated JVs.

(2) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 19).

(3) No properties have been acquired since April 1, 2020.

(4) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(5) Reflects activity for the following property sold since April 1, 2020, for all periods presented: 221 Main Street (45% share).

(6) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q2 2021 34

Columbia Property Trust, Inc.

Reconciliation of Net Income to Net Operating Income (based on GAAP rents), and Same Store Net Operating Income (based on GAAP rents) - wholly-owned properties

Unaudited (in thousands)

	Twelve Months Ended 6/30/2021	Twelve Months Ended 6/30/2020
Net income (loss) attributable to CXP stockholders	$ (5,400)	$ 11,375
Interest expense (net)	14,915	19,002
Income tax expense	118	(2,428)
Depreciation	32,003	35,709
Amortization	9,722	14,126
Adjustments included in income (loss) from unconsolidated joint ventures	32,859	30,365
EBITDA	$ 84,217	$ 108,149
Gain on sale of real estate assets	-	(13,361)
EBITDA*re*	$ 84,217	$ 94,788
Acquisition and restructuring costs	-	12,439
Strategic review costs	8,810	-
Non-cash compensation expense - OP units	3,341	5,513
Adjustments included in net loss attributable to non-controlling interest in consolidated joint venture	(258)	(258)
Adjustments included in net income attributable to non-controlling interest in the Operating Partnership	133	197
Adjusted EBITDA*re*	$ 96,243	$ 112,679
Management fee revenues	(20,067)	(18,687)
Management fee revenues - unconsolidated (1)	(1,131)	(856)
General and administrative	15,677	17,388
Management fee expense	17,607	16,176
Market value adjustment to investment in Real Estate Funds	404	387
Adjustments included in income (loss) from unconsolidated joint ventures	1,398	1,278
Net Operating Income (based on GAAP rents)	$ 110,131	$ 128,365
Same Store Net Operating Income (based on GAAP rents) CXP Ownership of Properties in Unconsolidated Joint Ventures (2)	(43,112)	(40,620)
Less Net Operating Income from:		
Acquisitions / Development (3), (4)	110	(591)
Dispositions (5)	(42)	(6,282)
Same Store Net Operating Income (based on GAAP rents) wholly-owned properties (6)	$ 67,087	$ 80,872

(1) Reflects CXP's pro rata share of Management Fee Revenues earned by unconsolidated Real Estate Services JVs, which are recorded in Equity in Earnings of Unconsolidated JVs.

(2) Reflects CXP's ownership share of NOI for properties held in unconsolidated joint ventures (see page 19).

(3) No properties have been acquired since January 1, 2020.

(4) Reflects activity for the following development projects, for all periods presented: 149 Madison Avenue, 799 Broadway (49.7%), 101 Franklin (92.5%), and Terminal Warehouse (8.65%).

(5) Reflects activity for the following properties sold since January 1, 2020, for all periods presented: 221 Main Street (45% share), Pasadena Corporate Park, and Cranberry Woods Drive.

(6) Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

Supplemental Information - Q2 2021 35

Supplemental Information - Q2 2021 36 EBITDAre : The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines EBITDAre as net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. Annualized Lease Revenue (“ALR”): ALR is the sum of (i) annualized rental payments (defined as base rent plus operating expense reimbursements, excluding rental abatements) for executed and commenced leases as well as leases executed but not yet commenced for vacant space, and (ii) annualized parking revenues, payable either under the terms of an executed lease or vendor contract. ALR excludes rental payments for executed leases that have not yet commenced for space covered by an existing lease. Maintenance Capital: Capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Maintenance capital excludes capital for recent acquisitions, first generation leasing, and all other types of Investment Capital, as defined below. Investment Capital: Capital expenditures incurred for development and redevelopment projects; to bring properties up to our ownership standards; to expand or repurpose building functionality; to increase property's revenue-generating capability; to lease space to first generation tenants; or to lease space that has been vacant for more than one year. All costs incurred within 36 months of acquisition are considered Investment Capital. We establish our ownership standards based on Class A office property characteristics typical for the respective local market, including level of finishes, systems, accessibility, and defined market presence. Funds From Operations (“FFO”): FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time. Normalized FFO: We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain items that are not reflective of our core operations, including: (i) losses and gains on interest rate swaps, (ii) losses and gains on early extinguishment of debt, and (iii) strategic review costs. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Net Operating Income (based on cash rents) (“NOI - cash rents”): NOI - cash rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) non-cash property operations, (v) straight-line rental income, and (vi) net effect of above/(below) market lease amortization. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Net Operating Income (based on GAAP rents) (“NOI - GAAP rents”): NOI - GAAP rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, and (iii) interest expense associated with interest rates swaps. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operating for the entirety of the reporting periods presented. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Definitions - Other EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Columbia Property Trust, Inc. Definitions - Non-GAAP Financial Measures Included in this supplemental report are non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. These measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the company's financial condition and results of operations can be found below. These non- GAAP measures should not be viewed as alternative measurements of our operating performance calculated in accordance with GAAP. Other companies may calculate these measures differently and our calculation should not be compared to that of other companies. Adjusted Funds From Operations (“AFFO”): AFFO is calculated by adjusting Cash Flow from Operations to exclude (i) changes in assets and liabilities resulting from timing differences in payments and receipts (ii) additional amortization of lease assets (liabilities), (iii) straight-line rental income, (iv) gain (loss) on interest rate swaps, (v) maintenance capital expenditures (see definition below), and adding back (vi) stock based compensation expense, (vii) non-cash interest expense and (viii) non-cash lease expenses. AFFO excludes revenues for deferred rental billings. Because AFFO adjusts for income and expenses that we believe are not reflective of our core operations, we believe AFFO provides useful supplemental information. Adjusted EBITDAre : Adjusted EBITDAre is defined as EBITDAre plus (minus) losses and gains on early extinguishment of debt, plus (minus) losses and gains from interest rate swaps, plus strategic review costs.